Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of BioMarin Pharmaceutical Inc. (the Company) for the year ended December 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the Report), we, Jean-Jacques Bienaimé, and Daniel Spiegelman, hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ JEAN-JACQUES BIENAIMÉ

Jean-Jacques Bienaimé
Chief Executive Officer
February 27, 2019

/S/ DANIEL SPIEGELMAN

Daniel Spiegelman
Executive Vice President and Chief Financial Officer
February 27, 2019

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of BioMarin Pharmaceutical Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.